                                                                 EXHIBIT 10.4.48


                          CONTINUING SECURITY AGREEMENT


         THIS CONTINUING SECURITY AGREEMENT is entered into as of January 26, 2001 by and between Neoprobe Corporation, a Delaware corporation having its principal office at 425 Metro Place North, Suite 300, Dublin, Ohio 43017 (the "Borrower"), and Firstar Bank, N.A., a national banking association having its principal office at 175 South Third Street, Columbus, Ohio 43215 (the "Bank").

                             BACKGROUND INFORMATION
                             ----------------------

         The Borrower and the Bank are entering into a Revolving Credit Loan Agreement of even date herewith (as it may be amended, modified, supplemented, extended, restated or replaced from time to time, the "Credit Agreement"). The Borrower is entering into this Continuing Security Agreement (as it may be amended, modified, supplemented, extended, restated or replaced from time to time, the "Security Agreement") in order to induce the Bank to enter into and extend credit from time to time to the Borrower, including without limitation under the Credit Agreement.

                                   PROVISIONS
                                   ----------

       NOW, THEREFORE, as an inducement to and in consideration of the Bank providing such credit facilities, the mutual obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.1 TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         SECTION 1.2 TERMS DEFINED IN OHIO UNIFORM COMMERCIAL CODE. Terms defined in the Ohio Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Ohio Uniform Commercial Code as in effect from time to time (the "UCC").

         SECTION 1.3 DEFINITIONS OF CERTAIN TERMS USED HEREIN. As used in this Security Agreement, in addition to the terms defined in the Background Information section above, the following terms shall have the following meanings:

                  "ACCOUNTS" means "accounts" as defined in the UCC and shall also include a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or Person licensed or authorized to operate the game by a state or governmental unit of a state.

                  "ARTICLE" means a numbered article of this Security Agreement, unless another document is specifically referenced.

                  "CHATTEL PAPER" means "chattel paper" as defined in the UCC and shall also include a record or records that evidence both a monetary obligation and a security interest in or a lease of specific goods or of specific goods and software used in the goods.

                  "COLLATERAL" means all Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Payment Intangibles, Pledged Deposits, Stock Rights and Other Collateral, wherever located, in which the Borrower now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, software, computer files, programs, printouts and other computer materials and records related thereto.

                  "CONTROL" shall have the meaning set forth in the UCC.

                  "DEPOSIT ACCOUNT" means "deposit account" as defined in the UCC and shall also include a demand, time, savings, passbook, or similar account maintained with a bank.

                  "DOCUMENTS" means "documents" as defined in the UCC and shall also include all documents of title and goods evidenced thereby, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

                  "EQUIPMENT" means "equipment" as defined in the UCC and shall also include all equipment, machinery, furniture and goods used or usable by the Borrower in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto.

                  "EVENT OF DEFAULT" means an event described in Section 5.1.

                  "EXHIBIT" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

                  "FIXTURES" means "fixtures" as defined in the UCC and shall also include all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

                  "GENERAL INTANGIBLES" means "general intangibles" as defined in the UCC and shall also include all intangible personal property (other than Accounts) including, without limitation, Payment Intangibles, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

                  "INVESTMENT PROPERTY" means a security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account (all as defined in the UCC).

                  "INSTRUMENTS" means "instruments" as defined in the UCC and shall also include all negotiable instruments (as defined in ss.3-104 of the UCC), certificated and uncertificated securities and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

                  "INVENTORY" means "inventory" as defined in the UCC and shall also include all goods, other than farm products, which: (A) are leased by a Person as lessor; (B) are held by a Person for sale or lease or to be furnished under contracts of service; (C) are furnished by a Person under a contract of service; or (D) consist of raw materials, work in process, or materials used or consumed in a business. Without limiting the generality of the foregoing description of Inventory, Inventory shall include all the following described property owned by the Debtor which may now or hereafter be physically stored at premises occupied by Electronic Assembly Corporation at 2121 Harrison Street, Neenah, Wisconsin 54957: (i) all "neo2000" gamma detection system units, each of which consists of a 14mm probe and a control box; (ii) all "neoprobe 1500" portable radioisotope detectors; and (iii) all probe tip accessories which are "ad-on" products to the items described in the foregoing subparts (i) and (ii), which accessories are referred to as models 2001, 2002 and 2003, and the model 2050, which is a storage tray for the tips.

                  "OBLIGATIONS" means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Bank in connection with the preparation, administration, collection or enforcement thereof), of the Borrower to the Bank or any branch, subsidiary or affiliate thereof, including without limitation all obligations arising under or pursuant to this Security Agreement, the Credit Agreement and the other Loan Documents and any promissory note or notes now or hereafter issued under the Credit Agreement.

                  "OTHER COLLATERAL" means any property of the Borrower, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Payment Intangibles, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Borrower other than real estate.

                  "PAYMENT INTANGIBLES" means a general intangible under which the account debtor's principal obligation is a monetary obligation.

                  "PLEDGED DEPOSITS" means all time deposits of money, whether or not evidenced by certificates, of the Borrower, and all rights to receive interest on said deposits.

                  "RECEIVABLES" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

                  "SECTION" means a numbered section of this Security Agreement, unless another document is specifically referenced.

                  "SECURITY" has the meaning set forth in the UCC.

                  "STOCK RIGHTS" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

                  "UCC" has the meaning set forth in Section 1.2

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST
                           --------------------------

         The Borrower hereby pledges, assigns and grants to the Bank and (to the extent specifically provided herein) its affiliates, a security interest in all of the Borrower's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Obligations.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants to the Bank that:

         SECTION 3.1 TITLE, AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The Borrower has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(f), and has full power and authority to grant to the Bank the security interest in such Collateral pursuant hereto. The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against the Borrower in the locations listed on Exhibit "E", the Bank will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(f).

         SECTION 3.2 CONFLICTING LAWS AND CONTRACTS. Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Bank).

         SECTION 3.3 PRINCIPAL LOCATION. The Borrower's mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, is disclosed in Exhibit "A"; the Borrower has no other places of business except those set forth in Exhibit "A".

         SECTION 3.4 PROPERTY LOCATIONS. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit "A". All of said locations are owned by the Borrower except for locations (i) which are leased by the Borrower as lessee and designated in Part B of Exhibit "A" and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit "A", with respect to which Inventory the Borrower has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Bank to protect the Bank's security interest in such Inventory.

         SECTION 3.5 NO OTHER NAMES. The Borrower has not conducted business under any name except the name in which it has executed this Security Agreement.

         SECTION 3.6 NO DEFAULT. No Event of Default or Default exists.

         SECTION 3.7 ACCOUNTS AND CHATTEL PAPER. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Borrower relating thereto and in all invoices and reports with respect thereto furnished to the Bank by the Borrower from time to time. As of the time when each Account or each item of Chattel Paper arises, the Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

         SECTION 3.8 FILING REQUIREMENTS. None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit "B". None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit "B" and (ii) patents, trademarks and copyrights held by the Borrower and described in Part C of Exhibit "B". The legal description, county and street address of the property on which any Fixtures are located is set forth in Exhibit "C" together with the name and address of the record owner of each such property.

         SECTION 3.9 NO FINANCING STATEMENTS. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction except (i) financing statements naming the Bank as the secured party, (ii) as described in Exhibit "D" and (iii) as permitted by Section 4.1(f).

         SECTION 3.10 FEDERAL EMPLOYER IDENTIFICATION NUMBER. The Borrower's Federal employer identification number is 31-1080091.


                                   ARTICLE IV

                                    COVENANTS
                                    ---------

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

         SECTION 4.1   GENERAL.


                   (a) INSPECTION. The Borrower shall permit the Bank, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Borrower relating to the Collateral and (iii) to discuss the Collateral and the related records of the Borrower with, and to be advised as to the same by, the Borrower's officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as the Bank may determine, and all at the Borrower's expense.

                   (b) TAXES. The Borrower shall pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

                   (c) RECORDS AND REPORTS; NOTIFICATION OF DEFAULT. The Borrower shall maintain complete and accurate books and records with respect to the Collateral, and furnish to the Bank, such reports relating to the Collateral as the Bank shall from time to time request. The Borrower shall give prompt notice in writing to the Bank of the occurrence of any Event of Default or Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

                   (d) FINANCING STATEMENTS AND OTHER ACTIONS; DEFENSE OF TITLE. The Borrower shall execute and deliver to the Bank all financing statements and other documents and take such other actions as may from time to time be requested by the Bank in order to maintain a first perfected security interest in and, in the case of Investment Property, Control of, the Collateral. The Borrower shall take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Bank in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

                   (e) DISPOSITION OF COLLATERAL. The Borrower shall not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of an Event of Default or a Default, dispositions specifically permitted pursuant to the Credit Agreement, (ii) until such time following the occurrence of a Default or an Event of Default as the Borrower receives a notice from the Bank instructing the Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Borrower receives a notice from the Bank pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

                   (f) LIENS. The Borrower shall not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit "D" and (iii) other Liens permitted pursuant to Section 6.1 of the Credit Agreement.

                   (g) CHANGE IN LOCATION OR NAME. The Borrower shall not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1(e)) at a location other than a location specified in Exhibit "A", (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit "A", (iii) maintain a place of business at a location other than a location specified on Exhibit "A", (iv) change its name or taxpayer identification number, (v) change its mailing address, or (vi) change the jurisdiction of its incorporation, whether by "reincorporation" in another state or otherwise, unless the Borrower shall have given the Bank not less than 30 days' prior written notice thereof, and the Bank shall have determined that such change will not adversely affect the validity, perfection or priority of the Bank's security interest in the Collateral.

                   (h) OTHER FINANCING STATEMENTS. The Borrower shall not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(f).

         SECTION 4.2   RECEIVABLES.

                   (a) CERTAIN AGREEMENTS ON RECEIVABLES. The Borrower shall not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default or an Event of Default, the Borrower may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

                   (b) COLLECTION OF RECEIVABLES. Except as otherwise provided in this Security Agreement, the Borrower shall collect and enforce, at the Borrower's sole expense, all amounts due or hereafter due to the Borrower under the Receivables.

                   (c) DELIVERY OF INVOICES. The Borrower shall deliver to the Bank immediately upon its request after the occurrence of a Default or an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Bank shall specify.

                   (d) DISCLOSURE OF COUNTERCLAIMS ON RECEIVABLES. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Borrower shall disclose such fact to the Bank in writing in connection with the inspection by the Bank of any record of the Borrower relating to such Receivable and in connection with any invoice or report furnished by the Borrower to the Bank relating to such Receivable.

         SECTION 4.3   INVENTORY AND EQUIPMENT.

                   (a) MAINTENANCE OF GOODS. The Borrower shall do all things necessary to maintain, preserve, protect and keep the Equipment (ordinary wear and tear excepted) and the Inventory in good repair and working and saleable condition.

                   (b) INSURANCE.

                       (i) The Borrower shall (A) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of the Bank, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Bank, (B) maintain such other insurance on the Collateral for the benefit of the Bank as the Bank shall from time to time request, (C) furnish to the Bank upon the request of the Bank from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (D) maintain general liability insurance naming the Bank as an additional insured.

                       (ii) In the event of any loss or damage to any Collateral occasioned by fire or other hazard, the Borrower shall give immediate written notice to the insurance carrier and to the Bank. The Bank shall have the right, on behalf of the Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Bank's reasonable expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section 4.3 shall require Bank to incur any expense or take any action hereunder. In the event of any such loss or damage, provided that no Default or Event of Default shall have then occurred and be continuing and the aggregate amount of such insurance proceeds received and/or equity funds which may be provided by the Borrower will be sufficient, in the Bank's reasonable judgment, to pay all projected costs of the restoration, repair or replacement of the Collateral, the Borrower, at its option, shall have the right to (x) have the balance of such insurance proceeds used for the purpose of reimbursing the Borrower for the cost of such restoration, repair or replacement of the Collateral, or (y) apply the balance of such proceeds to the payment of the Obligations, whether or not then due, in such order of application as determined by the Bank; provided further, that if a Default or an Event of Default shall have occurred and be continuing or the aggregate amount of such insurance proceeds and/or equity funds will not be sufficient, in the Bank's reasonable judgment, to pay all projected costs of the restoration, repair or replacement of the Collateral, the Bank, at its option, shall have the right to (x) have the balance of such insurance proceeds used for the purpose of reimbursing the Borrower for the cost of such restoration, repair and replacement of the Collateral, or (b) apply the balance of such proceeds to the payment of the Obligations, whether or not then due, in such order of application as determined by the Bank. In either case, all such insurance proceeds shall be paid to and held by the Bank for disbursement and use in accordance with the terms of this Security Agreement and the Borrower hereby assigns to the Bank all rights of Borrower in and to any insurance proceeds paid as a result of any such loss or damage.

                       (iii) If the insurance proceeds held by the Bank are to be used to reimburse Borrower for the cost of restoration, repair or replacement of the Collateral, the Borrower shall, notwithstanding the adequacy of the insurance proceeds, promptly restore, repair and/or replace the Collateral, such that the Collateral shall be at least equal in value and general use as it was prior to the damage or destruction.

                   (c) TITLED VEHICLES. The Borrower shall give the Bank notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Bank, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Bank noted on any such certificate.

         SECTION 4.4 INSTRUMENTS, SECURITIES, CHATTEL PAPER, DOCUMENTS AND PLEDGED DEPOSITS. Upon the request of the Bank at any time and from time to time, the Borrower shall (i) deliver to the Bank the originals of all Chattel Paper, Securities and Instruments, (ii) deliver to the Bank such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Bank shall specify, and (iii) deliver to the Bank (and thereafter hold in trust for the Bank upon receipt and immediately deliver to the Bank) any Document evidencing or constituting Collateral.

         SECTION 4.5 PLEDGED DEPOSITS. The Borrower shall not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Bank.

         SECTION 4.6 DEPOSIT ACCOUNTS. The Borrower shall (i) upon the Bank's request, notify each bank or other financial institution in which it maintains a deposit account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to the Bank hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Bank's request after the occurrence and during the continuance of a Default or an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Bank, transferring dominion and control over each such account to the Bank until such time as no Default or Event of Default exists.

         SECTION 4.7 FEDERAL, STATE OR MUNICIPAL CLAIMS. The Borrower shall notify the Bank of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.


                                    ARTICLE V

                                EVENTS OF DEFAULT
                                -----------------

          SECTION 5.1 The occurrence of any one or more of the following events shall constitute an Event of Default:

                   (a) Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be materially false as of the date on which made.

                   (b) The breach by the Borrower of any of the terms or provisions of Article IV or Article VII.

                   (c) The breach by the Borrower (other than a breach which constitutes an Event of Default under Section 5.1(a) or 5.1(b)) of any of the terms or provisions of this Security Agreement.

                   (d) Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1(e) or 8.7 or shall be lost, stolen, damaged or destroyed.

                   (e) Any Obligation shall not be paid when due, whether at stated maturity, upon acceleration, or otherwise.

                   (f) The occurrence of any "Event of Default" under, and as defined in, the Credit Agreement.

         SECTION 5.2 ACCELERATION AND REMEDIES. Upon the acceleration of the Obligations under the Credit Agreement pursuant to terms thereof, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Bank may exercise any or all of the following rights and remedies:

                   (a) Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, PROVIDED that this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Bank prior to an Event of Default.

                   (b) Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

                   (c) Without notice except as specifically provided in Section
         8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Bank in good faith may deem commercially reasonable.

         SECTION 5.3 BORROWER'S OBLIGATIONS UPON AN EVENT OF DEFAULT. Upon the request of the Bank after the occurrence of an Event of Default, the Borrower shall:

                   (a) ASSEMBLY OF COLLATERAL. Assemble and make available to the Bank the Collateral and all records relating thereto at any place or places specified by the Bank.

                   (b) SECURED PARTY ACCESS. Permit the Bank, by the Bank's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

         SECTION 5.4 LICENSE. The Bank is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, for the limited purpose in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Borrower's rights under all licenses and all franchise agreements shall inure to the Bank's benefit. In addition, the Borrower hereby irrevocably agrees that the Bank may, following the occurrence and during the continuance of an Event of Default, sell any of the Borrower's Inventory directly to any Person, including without limitation Persons who have previously purchased the Borrower's Inventory from the Borrower and in connection with any such sale or other enforcement of the Bank's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Borrower and any Inventory that is covered by any copyright owned by or licensed to the Borrower and the Bank may finish any work in process and affix any trademark owned by or licensed to the Borrower and sell such Inventory as provided herein.


                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES
                        --------------------------------

         No delay or omission of the Bank to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Bank and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Bank until the Obligations have been paid in full.



                                   ARTICLE VII

                       PROCEEDS; COLLECTION OF RECEIVABLES
                       -----------------------------------

         SECTION 7.1 LOCKBOXES. Upon request of the Bank after the occurrence of a Default or an Event of Default, the Borrower shall execute and deliver to the Bank irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Bank, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Bank granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Bank.

         SECTION 7.2 COLLECTION OF RECEIVABLES. The Bank may at any time after the occurrence of a Default or an Event of Default, by giving the Borrower written notice, elect to require that the Receivables be paid directly to the Bank. In such event, the Borrower shall, and shall permit the Bank to, promptly notify the account debtors or obligors under the Receivables of the Bank' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Bank. Upon receipt of any such notice from the Bank, the Borrower shall thereafter hold in trust for the Bank, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Bank all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Bank shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

        SECTION 7.3 SPECIAL COLLATERAL ACCOUNT. The Bank may at any time after the occurrence of a Default or an Event of Default, by giving the Borrower written notice, elect to require that all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Bank and held there as security for the Obligations. The Borrower shall have no control whatsoever over said cash collateral account. At the option of the Bank, the Bank may from time to time (x) deposit the collected balances in said cash collateral account into the Borrower's general operating account with the Bank, and/or (y) apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due.

         SECTION 7.4 APPLICATION OF PROCEEDS. The proceeds of the Collateral shall be applied by the Bank to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                  (a) FIRST, to payment of all costs and expenses of the Bank incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to the Bank pursuant to this Security Agreement;

                  (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees owing to the Bank;

                  (c) THIRD, to payment of the principal of the Obligations then due and unpaid from the Borrower to the Bank or its affiliates, owing to each of them;

                  (d) FOURTH, to payment of any Obligations (other than those listed above) pro rata among those parties to whom such Obligations are due in accordance with the amounts owing to each of them; and

                  (e) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Bank into the Borrower's general operating account with the Bank.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

         SECTION 8.1 NOTICE OF DISPOSITION OF COLLATERAL. The Borrower hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least seven days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

          SECTION 8.2 COMPROMISES AND COLLECTION OF COLLATERAL. The Borrower and the Bank recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Borrower agrees that the Bank may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Bank in its sole discretion shall determine or abandon any Receivable, and any such action by the Bank shall be commercially reasonable so long as the Bank acts in good faith based on information known to it at the time it takes any such action.

          SECTION 8.3 SECURED PARTY PERFORMANCE OF BORROWER OBLIGATIONS. Without having any obligation to do so, the Bank may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement and the Borrower shall reimburse the Bank for any amounts paid by the Bank pursuant to this Section 8.3. The Borrower's obligation to reimburse the Bank pursuant to the preceding sentence shall be a Obligation payable on demand.

         SECTION 8.4 AUTHORIZATION FOR SECURED PARTY TO TAKE CERTAIN ACTION. The Borrower irrevocably authorizes the Bank at any time and from time to time in the sole discretion of the Bank and appoints the Bank as its attorney in fact
(i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Bank's sole discretion to perfect and to maintain the perfection and priority of the Bank's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral,
(iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Bank in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Bank's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Bank Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1(e), to enforce payment of the Receivables in the name of the Bank or the Borrower, (vi) to apply the proceeds of any Collateral received by the Bank to the Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Bank on demand for any payment made or any expense incurred by the Bank in connection therewith, PROVIDED that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Credit Agreement.

         SECTION 8.5 SPECIFIC PERFORMANCE OF CERTAIN COVENANTS. The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(e), 4.1(f), 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Bank to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that the covenants of the Borrower contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Borrower.

         SECTION 8.6 USE AND POSSESSION OF CERTAIN PREMISES. Upon the occurrence of an Event of Default, the Bank shall be entitled to occupy and use any premises owned or leased by the Borrower where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Borrower for such use and occupancy.

         SECTION 8.7 DISPOSITIONS NOT AUTHORIZED. The Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in
Section 4.1(e) and notwithstanding any course of dealing between the Borrower and the Bank or other conduct of the Bank, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(e)) shall be binding upon the Bank unless such authorization is in writing signed by the Bank.

         SECTION 8.8 BENEFIT OF AGREEMENT. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Bank.

         SECTION 8.9 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         SECTION 8.10 TAXES AND EXPENSES. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any. The Borrower shall reimburse the Bank for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Bank) paid or incurred by the Bank in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by the Borrower.

         SECTION 8.11 HEADINGS. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         SECTION 8.12 TERMINATION. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been indefeasibly paid and performed in full and no commitments of the Bank which would give rise to any Obligations are outstanding.

         SECTION 8.13 ENTIRE AGREEMENT. This Security Agreement embodies the entire agreement and understanding between the Borrower and the Bank relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Bank relating to the Collateral.

         SECTION 8.14 CHOICE OF LAW. This Security Agreement shall be governed by and construed in accordance with the law of the State of Ohio.

         SECTION 8.15 INDEMNITY. The Borrower hereby agrees to indemnify the Bank, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Bank is a party thereto) imposed on, incurred by or asserted against the Bank, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Bank or the Borrower, and any claim for patent, trademark or copyright infringement).


                                   ARTICLE IX

                                     NOTICES
                                     -------

         SECTION 9.1 SENDING NOTICES. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.4 of the Credit Agreement.

         SECTION 9.2 CHANGE IN ADDRESS FOR NOTICES. Each of the Borrower and the Bank may change the address for service of notice upon it by a notice in writing to the other party.

         IN WITNESS WHEREOF, the Borrower and the Bank have executed this Security Agreement as of the date first above written.


                                  Neoprobe Corporation,
                                    a Delaware corporation


                                  By:    /s/ David Bupp
                                         -------------------------
                                  Name:    David Bupp
                                         -------------------------
                                  Title:     President, CEO
                                         -------------------------



                                  Firstar Bank, N.A.,
                                    a national banking association


                                  By:    /s/ J. Todd Price
                                         -------------------------
                                        J. Todd Price, Vice President